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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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☐	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Canterbury Park Holding Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CANTERBURY PARK HOLDING CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 5, 2003

        Notice is hereby given that the Annual Meeting of Shareholders of Canterbury Park Holding Corporation will be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 5, 2003, beginning at 4:00 p.m., Central Daylight Time, for the following purposes:

  1.
  To elect six (6) directors to hold office until the 2004 Annual Meeting of Shareholders or until their successors are elected.

  2.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on April 11, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors
Richard A. Primuth, Secretary

Shakopee, Minnesota
April 30, 2003

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND
RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU
EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING
MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

CANTERBURY PARK HOLDING CORPORATION
1100 Canterbury Road
Shakopee, Minnesota 55379
(952) 445-7223

PROXY STATEMENT

        This Proxy Statement is furnished to the shareholders of Canterbury Park Holding Corporation ("CPHC" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 5, 2003, beginning at 4:00 p.m. Central Time or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

        Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters. The Company's corporate offices are located at 1100 Canterbury Road, Shakopee, Minnesota 55379, and its telephone number is (952) 445-7223. The mailing of this Proxy Statement to shareholders of the Company commenced on or about May 2, 2003.

        The total number of shares outstanding and entitled to vote at the meeting as of April 11, 2003 consisted of 3,661,473 shares of $.01 par value Common Stock. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on April 11, 2003 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

        Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth, based upon information available as of April 11, 2003, the beneficial ownership of shares of the Company's Common Stock of each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's Common Stock and the beneficial ownership of all officers and directors of the Company as a group (including beneficial ownership attributed to such person or group through ownership of currently exercisable options to purchase Common Stock).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class*
Curtis A. Sampson 1100 Canterbury Road Shakopee, MN 55379	1,016,120	(1)	27.6%
Dale H. Schenian 1100 Canterbury Road Shakopee, MN 55379	452,548	(2)	12.3%
Brian C. Barenscheer 1100 Canterbury Road Shakopee, MN 55379	305,347	(3)	8.3%
Randall D. Sampson 1100 Canterbury Road Shakopee, MN 55379	249,257	(4)	6.6%
All directors and officers as a group (10 persons)	2,259,683	(5)	55.9%

*
Based upon 3,661,473 shares of Common Stock outstanding increased, for each calculation, by the number of shares which would be issued upon exercise of options held by the named person or group.

(1)
Includes 21,500 shares issuable upon the exercise of currently exercisable options, as well as 11,300 shares held by Mr. Sampson's spouse as to which beneficial ownership is disclaimed.

(2)
Includes 21,500 shares issuable upon the exercise of currently exercisable options, as well as 36,000 shares held by Mr. Schenian's spouse as to which beneficial ownership is disclaimed.

(3)
Includes 21,500 shares issuable upon the exercise of currently exercisable options.

(4)
Includes 144,666 shares issuable upon the exercise of currently exercisable options.

(5)
Includes 379,166 shares issuable upon the exercise of currently exercisable options held by all officers and directors as a group.

ELECTION OF DIRECTORS

        The Board of Directors has nominated and recommends for reelection as directors of the Company the six persons named on the following page, all of whom have been directors since 1994, except for Mr. Patrick R. Cruzen who has served as a director since the 2002 Annual Meeting. In February 2003, Mr. Gibson Carothers, a member of the Company's Board of Directors since 1994, resigned as a director. The Company is not submitting a nominee to fill the vacancy created by the resignation of Mr. Carothers, and the resolution proposing the election of the following nominees to be presented at the Annual Meeting will also propose amending the Company's Bylaws to reduce the size of the Board to six positions. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

        Information regarding the directors, including information regarding their principal occupations currently and for the preceding five years, is set forth below. Ownership of Company Common Stock is given as of April 11, 2003. Percentage ownership presented for each director assumes shares outstanding increased by the respective number of options indicated. To the best of the Company's knowledge, the persons indicated possess sole voting and investment power with respect to their stock ownership.

Name and Age	Principal Occupation; Other Directorships	Amount of Stock Ownership		Percent of Outstanding Stock
Brian C. Barenscheer (60)	Chairman of the Board, American Bank, St. Paul, Minnesota; formerly a Partner of Boyum & Barenscheer, P.L.L.P. Minneapolis, Minnesota (certified public accountants) (1975-2002); Former Chairman, Midway National Bank, St. Paul, Minnesota.	305,347	(1)	8.3%
Patrick R. Cruzen (56)	President, Cruzen & Associates, Las Vegas, Nevada (gaming industry consulting firm) (since 1996); President and COO of Grand Casinos, Inc., Plymouth, Minnesota (1994-1996); Director of PDS Gaming Corp., Las Vegas, Nevada (gaming equipment supplier).	2,500	(2)	*
Carin J. Offerman (54)	Private Investor; formerly President and CEO (1998-1999) and Vice President and COO (prior to 1998) of Offerman & Company, Minneapolis, Minnesota (investment banking and brokerage firm).	72,750	(3)	2.0%
Curtis A. Sampson (69)†	Chairman of the Company; Chairman and CEO of Communications Systems, Inc., Hector, Minnesota (connecting devices for telephones and computers); Chairman and CEO of Hector Communications Corporation, Hector, Minnesota (independent telephone companies).	1,016,120	(1)	27.6%
Randall D. Sampson (45)†	President of the Company since March 1994; Director, Communications Systems, Inc.	249,257	(1)	6.6%
Dale H. Schenian (61)	Chairman, City Auto Glass Companies (automotive glass repair and replacement); Director of Bremer Bank (bank holding company), St. Paul, Minnesota.	452,548	(1)	12.3%

*
Indicates ownership of less than one percent.

†
Curtis A. Sampson is the father of Randall D. Sampson.

(1)
See information under "Security Ownership of Certain Beneficial Owners and Management" above.

(2)
Includes 2,500 shares issuable upon the exercise of currently exercisable options.

(3)
Includes 21,500 shares issuable upon the exercise of currently exercisable options.

Information Regarding Board and Board Committees

        The Board of Directors of the Company met eight times during 2002. In 2002, each director attended at least 75% of the meetings of the Board and each committee on which such director served.

        Each non-employee member of the Board is paid an annual fee of $7,200, plus $600 for each Board or Board committee meeting attended. Effective October 2002 Mr. Curtis A. Sampson and Mr. Dale H. Schenian have entered into agreements providing for monthly payments of $2,500 and $1,667, respectively, in consideration for the additional responsibilities they perform representing the interests of the Company in their capacities as Chair and Vice Chair of the Board. In addition, Ms. Carin J. Offerman received $13,000 in 2002 under a special assignment by the Board of Directors to lead the Company's efforts to obtain expanded gaming authority under Minnesota law.

        Under the Company's 1994 Stock Plan, as amended, upon their election to the Board, each non-employee director receives an option to purchase 2,500 shares of the Company's Common Stock and annually, on the first business day in February, each non-employee director also receives an option to purchase 3,000 shares of the Company's Common Stock. All such options granted to non-employee directors vest six months from the date granted and are exercisable over a ten-year period. The purchase price of the shares of Common Stock subject to such options is the fair market value as determined under provisions of the Stock Plan. Mr. Randall D. Sampson, who is employed by the Company, receives no additional compensation for service on the Board.

        The Board has established an Audit Committee, the current members of which are Brian C. Barenscheer, Patrick R. Cruzen and Carin J. Offerman. The Audit Committee recommends to the full Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal accounting controls of the Company. The Audit Committee met five times in 2002.

        The Company has also established a Compensation Committee, the current members of which are Patrick R. Cruzen, Randall D. Sampson and Dale H. Schenian, Chair. The Compensation Committee recommends to the Board of Directors compensation for executive officers and key personnel and reviews the Company's compensation policies and practices. The Compensation Committee met two times in 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        Summary of Cash and Certain Other Compensation.    The following table presents for the three fiscal years ended December 31, 2000, 2001 and 2002 cash and other compensation paid to or accrued by the Company for its President and CEO, Vice President of Finance and CFO, and the Vice President of Marketing, in all capacities served, as well as information relating to option grants.

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position						Securities Underlying Options	All Other Compensation(2)
	Year	Salary		Bonus(1)
Randall D. Sampson, President and Chief Executive Officer	2002 2001 2000	$ $ $	124,703 115,352 110,354	$ $ $	32,423 29,265 20,000	10,000 10,000 19,000	$ $ $	5,720 4,480 4,400
David C. Hansen, Vice President of Finance and Chief Financial Officer(3)	2002 2001	$ $	98,231 45,673	$ $	19,155 13,755	7,500 5,000	$ $	0 0
John R. Harty, Vice President of Marketing(4)	2002 2001 2000	$ $ $	89,569 83,615 68,746	$ $ $	17,466 16,743 8,000	7,500 7,500 5,000	$ $ $	1,361 475 0

Note: Certain columns have not been included in this table because the information called for therein is not applicable to the Company or the individual named above for the periods indicated.

(1)
Bonus amounts were paid in 2003 for Company and individual performance in 2002.

(2)
All other compensation consisted of Company contributions to the Company's 401(k) Plan and an automobile expense allowance (as applicable).

(3)
Mr. Hansen began his employment with the Company in July of 2001.

(4)
Mr. Harty began his employment with the Company in February of 2000.

Option Grants in 2002

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
		% of Total Options Granted To Employees in Fiscal Year
				Market Price on Date of Grant
Name	Options Granted		Exercise Price Per Share		Expiration Date
						5%	10%
Randall D. Sampson	10,000	13.5%	$7.50	$7.50	3/4/07	$95,720	$120,790
David C. Hansen	7,500	10.1%	$7.50	$7.50	3/4/07	$71,790	$90,593
John R. Harty	7,500	10.1%	$7.50	$7.50	3/4/07	$71,790	$90,593

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the- Money Options at FY-End(1)
Name	Number of Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Randall D. Sampson	0	0	141,333	6,667	$1,381,491	$38,469
David C. Hansen	0	0	7,500	5,000	$45,625	$28,850
John R. Harty	4,500	16,463	10,500	5,000	$63,835	$28,850

(1)
Based on closing price of $13.27 per share of the Company's Common Stock on December 31, 2002.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee appointed by the Company's Board of Directors has primary responsibility in regard to determinations relating to executive compensation and administration of the Company's stock option plans. All decisions by the Compensation Committee pertaining to the compensation of the Company's executive officers are reviewed and approved by the full Board. Committee member, Randall D. Sampson, the President and Chief Executive Officer of the Company, did not participate in any discussions or decisions of the Committee or the Board in regard to any aspect of his compensation.

Compensation Policies

        It is the objective of the Compensation Committee to pay compensation at levels that will attract, retain and motivate executives with superior leadership and management abilities and to structure the forms of compensation paid in order that their interests will be closely aligned with achievement of superior financial performance by the Company. With these objectives in mind, the compensation currently paid to the Company's executive officers principally consists of three elements: base salary, bonus and stock option awards.

Compensation Elements

        Base salaries of the Company's executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based upon publicly available compensation surveys and limited informal surveys by Compensation Committee members. Base salaries are reviewed annually and adjustments are usually made on the executives' anniversary date of hire based primarily on individual and Company performance during the immediately preceding fiscal year. Consideration is given by the Compensation Committee to both measurable financial performance, as well as subjective judgments by the Compensation Committee in regard to factors such as development and execution of strategic plans, changes in areas of responsibility, the development and management of employees and participation in industry, regulatory and political initiatives beneficial to the Company. The Compensation Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions. In September 2002, after taking into consideration 2001 results and subjective factors applicable to each individual, the Committee approved increases in base compensation averaging 8.5% for the three executive officers named in the Executive Compensation tables above retroactive to the anniversary date of their employment. By way of comparison, the Company's revenues increased approximately 21.7% in fiscal 2001 over fiscal 2000 and the Company's net income increased approximately 116.6% in fiscal 2001 compared to fiscal 2000.

        Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance. After year-end results are available, the Committee determines each officers' bonus based on the Company's financial performance, as well as the Compensation Committee's assessment of individual performance in the executives' area of responsibility based on objective and subjective factors. The total amount of bonuses paid in 2003 to the three executive officers named in the Executive Compensation tables above for individual and Company performance in fiscal 2002 was $69,044, a 15.5% increase from the total of $59,763 in bonuses paid in 2002 to the same individuals for individual and Company performance in fiscal 2001 and without adjustment for the fact that one bonus paid in 2002 was based on a partial year of employment. By way of comparison, the Company's revenues increased 5.6% and the Company's net income increased 25.3% in 2002 as compared to 2001.

        The Committee regards cash compensation paid to the Company's executive officers as reasonable in relation to published information regarding compensation of executives with similar responsibilities and the Company's financial performance.

        Stock options are awarded to the Company's executives under the Company's 1994 Stock Plan. Stock options represent an additional vehicle for aligning management's and stockholders' interests, specifically motivating executives to remain focused on factors that will enhance the market value of the Company's common stock. If there is no price appreciation in the common stock, the option holders receive no benefit from the stock options, because options are granted with an option exercise price at least equal to the fair market value of the common stock on the date of grant. During the first quarter of fiscal 2002, the Committee granted stock options to purchase 25,000 shares of common stock to the three executive officers named in the Executive Compensation tables above, which represented approximately 33.7% of the total options granted to all officers and key employees in 2002.

Chief Executive Officer Compensation

        Mr. Randall D. Sampson participates in the same executive compensation plans provided to other senior executives and is evaluated by the same factors applicable to the other executives as described above. Mr. Sampson's base compensation was increased 10.0% as of the anniversary date of his employment in early 2002, reflecting the favorable financial results in 2001 compared to 2000 discussed above. Similarly, Mr. Sampson was awarded bonus compensation of $32,423 in 2003 for his performance and Company performance in 2002 as compared to a bonus of $29,265 paid in 2002 for individual and Company performance in 2001. In addition, Mr. Sampson was granted options to purchase 10,000 shares of Company common stock in 2002, an award equal to the stock option grant he received in 2001.

Submitted by the Compensation Committee of the Board of Directors

Dale H. Schenian, Chair                  Patrick R. Cruzen                  Randall D. Sampson

PERFORMANCE GRAPH

        The following graph presents, at the end of each of the Company's last five fiscal years, the cumulative total return on the common stock of the Company as compared to the cumulative total return of the AMEX Stock Market (U.S. & Foreign) Index, the Russell 2000 Index and the S & P Casinos & Gaming Index assuming, in each case, the investment of $100 on the last business day before January 1, 1998 and the reinvestment of all dividends.

Comparison of Five-Year Cumulative Total Return

	1997	1998	1999	2000	2001	2002
Canterbury Park Holding Corporation	100.00	150.00	197.84	260.87	251.30	473.71
AMEX Market Value (U.S. & Foreign)	100.00	99.99	132.80	126.49	119.31	100.65
Russell 2000	100.00	97.45	118.17	114.60	117.45	93.39
S & P Casinos & Gaming	100.00	71.22	91.77	126.92	176.52	192.98

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is responsible for independent, objective oversight of the Company's financial accounting and reporting, by overseeing the system of internal controls established by management and monitoring the participation of management and the independent auditors in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on June 1, 2000. Each of the members of the Audit Committee is independent as defined by American Stock Exchange listing standards.

        The Audit Committee held five meetings during fiscal year 2002. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company's independent accountants, Deloitte & Touche, LLP.

        During the meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Deloitte & Touche also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Deloitte & Touche provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Deloitte & Touche.

        Based on the discussions with management and Deloitte & Touche, the Audit Committee's review of the representations of management and the report of Deloitte & Touche, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors:

Brian C. Barenscheer                  Patrick R. Cruzen                  Carin J. Offerman

THE PRECEDING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that executive officers and directors and beneficial holders of 10% or more of the Company's securities file reports of their beneficial ownership with the Securities and Exchange Commission ("SEC") on Forms 3, 4 and 5. According to the Company's records, during the period from January 1, 2002 to December 31, 2002, a Form 4 was not timely filed on behalf of Brian C. Barenscheer and Curtis A. Sampson in connection with the following transactions in the Company's Common Stock: a purchase of shares by Mr. Barenscheer in October 2002, gifts of shares by Mr. Sampson in August and November 2002, and four purchases of shares by Mr. Sampson in December 2002. A Form 4 for each of the above transactions has subsequently been filed with the SEC. According to the Company's records, all other reports required to be filed with the SEC during this period pursuant to Section 16(a) were timely filed.

THE COMPANY'S AUDITORS

        Deloitte & Touche have been the auditors for the Company since 1994 and have been selected by the Audit Committee to serve as such for the current fiscal year. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

        The aggregate fees billed to the Company by Deloitte & Touche for professional services rendered for the audit of the Company's consolidated annual financial statements for fiscal year 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2002 were $55,450. The aggregate fees billed to the Company by Deloitte & Touche for other non-audit fees, such as those related to the initial audit of Company retirement savings plans, were $7,950. No other services were provided to the Company by Deloitte & Touche for fiscal year 2002. The Audit Committee determined that the non-audit services performed by Deloitte & Touche are not incompatible with maintaining its independence with respect to the Company.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        The proxy rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Canterbury Park Holding Corporation is expected to be held on or about June 3, 2004 and proxy materials in connection with that meeting are expected to be mailed on or about April 30, 2004. Shareholder proposals prepared in accordance with the Commission's proxy rules must be received at the Company's corporate office, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: President, by January 1, 2004, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 2004 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

        The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

        Properly Brought Business.    The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

        Shareholder Nominations.    The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

OTHER MATTERS

        Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

        The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 2002. Shareholders may request the Company's 2002 Annual Report on Form 10-K as filed with the Securities and Exchange Commission by writing to the undersigned at the Company's address on the first page of this Proxy Statement.

By Order of the Board of Directors,
Richard A. Primuth, Secretary

CANTERBURY PARK HOLDING CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 5, 2003
4:00 P.M. Central Daylight Time

Canterbury Park
1100 Canterbury Road
Shakopee, Minnesota 55379

Canterbury Park Holding Corporation 1100 Canterbury Road Shakopee, Minnesota 55379	proxy

        This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on June 5, 2003.

        The undersigned hereby appoints Brian C. Barenscheer, Patrick R. Cruzen, and Carin Offerman, or any of them, as proxies, with full power of substitution, to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Canterbury Park Holding Corporation, to be held Thursday, June 5, 2003, at 4:00 p.m. Central Daylight Time at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

See reverse for voting instructions.

\*/ Please detach here \*/

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of directors:	01 Brian C. Barenscheer 02 Patrick R. Cruzen 03 Carin Offerman	04 Curtis A. Sampson 05 Randall D. Sampson 06 Dale H. Schenian	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED UNLESS OTHERWISE SPECIFIED.

Address Change? Mark Box ☐ Indicate changes below:	Date	, 2003

Signature(s) in Box
Please date and sign exactly as your name(s) appears at left indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Option Grants in 2002
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Return
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
THE COMPANY'S AUDITORS
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS